Third Quarter 2018 Results November 8, 2018

DISCLAIMER This presentation includes “forward looking statements” (within the meaning of the “safe harbor” provisions of the United States Private Securities Litigation Reform Act of 1995. Forward-looking statements may be identified by the use of words such as “forecast,” “intend,” “seek,” “target,” “anticipate,” “believe,” “expect,” “estimate,” “plan,” “outlook,” and “project” and other similar expressions that predict or indicate future events or trends or that are not statements of historical matters. Such forward looking statements include projected financial information. Such forward looking statements with respect to projections, revenues, earnings, performance, strategies, prospects and other aspects of the businesses of Infrastructure and Energy Alternatives, Inc. (the “Company” or “IEA”) are based on current expectations that are subject to risks and uncertainties. A number of factors could cause actual results or outcomes to differ materially from those indicated by such forward looking statements. These factors include, but are not limited to: (1) the ability to realize financial and strategic goals from acquisition and investment activity, including the ability to integrate acquired businesses; (2) our ability to manage projects effectively and in accordance with management estimates, as well as the ability to accurately estimate the costs associated with ours fixed price and other contracts, including any material changes in estimates for completion of projects; (3) the effect on demand for our services and changes in the amount of capital expenditures by customers; (4) significant changes in tax and other economic incentives and political and governmental policies which could materially and adversely affect the U.S. wind and solar industries; (5) substantial liabilities that could result from physical hazards; (6) the inability to operate efficiently if we are unable to attract and retain qualified managers and skilled employees; (7) variability in quarterly results due seasonality, spending patterns of our customers and adverse weather conditions, particularly during the winter season; and (8) adverse effects on our financial results from project delays and the completion time of contracts. For a full description of the risks and uncertainties which could cause actual results to differ from our forward-looking statements, please refer to IEA’s periodic filings with the Securities and Exchange Commission ("SEC") including those described as “Risk Factors” in IEA’s Proxy Statement on Schedule 14A filed on February 9, 2018 (the "Proxy Statement"). You are cautioned not to place undue reliance upon any forward-looking statements, which speak only as of the date made. The Company does not undertake to update or revise the forward-looking statements, whether as a result of new information, future events or otherwise, except as required by law. This presentation includes information based on independent industry publications and other sources. You should not construe the contents of this presentation as legal, accounting, business or tax advice and you should consult your own professional advisors as to the legal, accounting, business, tax, financial or other matters contained herein. The estimates, forecasts and projections contained herein involve signiﬁcant elements of subjective judgment and analysis and reflect numerous judgments, estimates and assumptions that are inherently uncertain in prospective financial information of any kind. As such, no representation can be made as to the attainability of such estimates, forecasts and projections. Investors are cautioned that such estimates, forecasts or projections have not been audited and have not been prepared in conformance with generally accepted accounting principles. For a listing of risks and other factors that could impact the combined company’s ability to attain its projected results, please refer to the “forward looking statements” above and the “Risk Factors” section of the Proxy Statement. This presentation includes projections that are forward-looking and based on growth assumptions that are inherently subject to significant uncertainties and contingencies, many of which are beyond IEA’s control. While all projections are necessarily speculative, IEA believes that projections relating to periods beyond 12 months from their date of preparation carry increasingly higher levels of uncertainty and should be read in that context. There will be differences between actual and projected results, and actual results may be materially greater or materially less than those contained in the projections. This presentation includes non-GAAP ﬁnancial measures. Deﬁnitions of these non-GAAP ﬁnancial measures and reconciliations of these non-GAAP ﬁnancial measures to the most directly comparable GAAP ﬁnancial measures are included elsewhere in this presentation. IEA believes that these non-GAAP financial measures provide useful information to management and investors regarding certain financial and business trends relating to IEA’s financial condition and results of operations. A more fulsome description of the nature of the adjustments from GAAP is provided elsewhere in this presentation. These non-GAAP financial measures may exclude items that are significant in understanding and assessing financial results. Therefore, these financial measures should not be considered in isolation or as an alternative to net income or other measures of profitability or performance under GAAP. Because these non-GAAP financial measures are not in conformity with GAAP, we urge you to review IEA’s audited financial statements, which have been filed with the SEC. 1

IEA OVERVIEW AND HIGHLIGHTS

COMPANY OVERVIEW IEA is a leading diversified infrastructure NASDAQ: IEA construction company with specialized Headquarters: Indianapolis, IN energy and heavy civil expertise As of 6/30/18 Incorporated:NASDAQ: 1947 IEA(as White Construction) Public: MarchHeadquarters: 2018 Indianapolis, IN • Tier 1 provider of U.S. wind energy construction; Employees: Incorporated:~ 2,400 1947 (as White Construction) estimated 30% market share March 2018 Market cap:Public: $226.6M − 200+ utility-scale wind & solar projects Employees: ~ 1,500 Basic Shares outstanding: 21.6M completed Market cap: $200.9M − 8,000+ wind turbines erected Diluted SharesBasic outstanding: Shares outstanding: 34.1M 21.6M representing >14 Gigawatts of generation capacity 2018 Q3 revenues:Diluted Shares $279.3M outstanding: 34.4M 2018 Q2 revenues: $174.1M(1) • Heavy civil and industrial projects 2018 Q3 Adj EBITDA: $21.2M 2018 Q2 Adj EBITDA: $15.5M(1) • 2018 Q3 net income: $5.7M Leading national provider of rail civil 2018 Q2 net income: $4.9M infrastructure with limited competition Backlog: $1.3B(2) Backlog: $1.0B(2) • Growing presence in utility-scale solar − >750 Megawatts of solar power installed Information above as of September 30, 2018 (1) Non-GAAP measure; see slide 14 for a definition of Adj. EBITDA and a reconciliation to net income. (2) Backlog means the amount of revenue expected to be realized from the uncompleted portions of existing awards and contracts, including any contracts under which work has not begun and any 3 awarded contracts for which the definitive project documentation is being prepared, as well as expected revenue from change orders and renewal options.

IEA HIGHLIGHTS

- **IEA Went Public on March 26, 2018 –** provides IEA with entry into the public markets and create future growth through strategic acquisitions
- **New Credit Facility** - $300M term loan and $50M revolver
- **Acquisition of CCS, including Saiia and the ACC Companies –** provides IEA with entry into the environmental and remediation industry and diversifies our geographical locations for construction projects
- **Acquisition of William Charles Construction Group, including Ragnar Benson –** provides IEA with entry into the rail civil infrastructure construction industry. Further enhances our geographic footprint and expands our environmental remediation, heavy civil and light civil infrastructure presence.
- **Combined Backlog of more than $1.8 billion**[1] - provides excellent visibility into 2019 and beyond


IEA Before
Wind, 88%
Transportation, 6%
Solar, 6%
Diversified
IEA After
Other, 4%
P & E, 6%
Mining, 3%
Solar, 3%
Rail, 13%
P & P, 2%
Transportation, 26%
Wind, 42%

(1) Backlog data as of September 30, 2018 and includes an estimated $520M for William Charles as of May 31, 2018. See slide 3 for definition of backlog.
(2) IEA revenue percentages in the graphs are based on management estimates for 2018 revenue split. "IEA Before" refers to IEA excluding any acquisitions and "IEA After" refers to IEA inclusive of acquisitions.

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STRATEGIC RATIONALE FOR ACQUISTIONS Entry into Rail and Environmental Remediation Markets  Provides additional end market diversification  William Charles has a national, market-leading platform in the attractive rail market with limited competition  Provides entry into the environmental remediation market, which is a natural extension for IEA services with existing utility customers  IEA gains long-term relationships with stable, blue chip customers Expansion of Heavy and Light Civil Infrastructure  Facilitates capture of greater portion of heavy and light civil infrastructure market including the market leader of rail transport and specialty paving  Expands IEA equipment fleet and resources which are leverageable across the platform Broadening of Geographic Footprint  Broadens IEA’s footprint into the less-seasonal Southeast, West and Southwest U.S. markets Expansion of IEA’s Capabilities of Outsourced Services to Clients  Offers cross-selling opportunities and additional strategic abilities to utilize other areas of IEA Strong Cultural Fit with Proven Management Teams  Strong cultural fit with IEA (entrepreneurial, safety-focused, preferred employer, dedication to quality and customer service)  Well-respected, proven, successful and experienced management teams IEA Provides Enhanced Financial Support to Take Advantage of Growth Opportunities  Strong growth and margin profiles and can leverage expanded opportunities in the rail, environmental and civil infrastructure markets 5

COMBINED BUSINESS OVERVIEW

($Millions)

	IEA - Current	+ Consolidated Construction Solutions ("CCS"): Saiia	American Civil Constructors	+ William Charles Construction / Ragnar Benson Construction (A William Charles Company)	= IEA - New
Industry	Renewable	Civil & Environmental		Rail	Diversified
Company Overview	Specializes in the design and construction of wind and solar electric energy generating facilities	Leading environmental and industrial services company offering comprehensive on-site services to industrial markets in the Southeastern United States	Provides heavy and light civil infrastructure services for both public and private projects across the United States	Leading heavy civil contractor with broad self-perform capabilities, including electrical, and extensive experience servicing the rail industry	A scaled, highly diversified engineering and construction services firm with attractive and growing end markets with market leadership in niche civil and energy markets

Revenue by End Market (1)



Solar 6%
Transportation 6%
Wind 88%
Others 2%
Pulp & Paper 17%
Power & Energy 54%
Mining 27%
Transportation 100%
Other 16%
Rail 49%
Transportation 35%
Solar 3%
Pulp & Paper 2%
Mining 3%
Other 5%
Wind 42%
Power & Energy 6%
Rail 13%
Transportation 26%

2018E Revenue Bridge (2)



$708
$292
$315
$1,315

Backlog as of 9/30/2018 (3)



$166
$578
$329
$1,073
'18
'19
'20+
Total
$67
$112
$42
$221
'18
'19
'20+
Total
$175
$254
$91
$520
'18
'19
'20
Total
$408
$944
$462
$1,814
'18
'19
'20+
Total

(1) IEA revenue percentages are based on management estimates for 2018 revenue split.
(2) 2018E revenues are based on the midpoint of management estimates for 2018.
(3) William Charles and Ragnar Benson backlog amounts as of May 31, 2018.

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COMBINED BUSINESS OPERATIONAL OVERVIEW CCS - Current - New Geographic Footprint IEA now has licenses to operate across all 50 states Total: 471 Total: 554 Total: 1,584 Total: 1,448 Total: 4,057 Forklifts Cranes & Compactor & Specialty Trucks Forklifts Cranes & Rigging Trucks Compactor & Cranes & Forklifts 1% Trucks 1% 1% 5% Rigging Tractors Rigging Paving 5% Tractors Specialty Paving 1% Tractors 16% Compactor & 1% 1% 2% Tractors Cranes & 1% 1% 5% 1% Specialty Paving Compactor & 1% Rigging Trucks Fleet 8% Specialty (1) 10% Paving 7% Overview Dozers, Loaders & 7% Tools & Misc. Dozers, Loaders Support Units Excavators Tools & Dozers, 45% 40% 8% Misc & Excavators Tools & Misc. Support Units Support Support Units Loaders & 7% Support Units 12% 35% 67% Units Dozers, Loaders 76% Excavators 66% 32% Dozers, & Excavators 9% Loaders & 17% Excavators 11% Headcount 1,500 500 400 214 2,614 Select Customers Denotes headquarters and regional offices (1) Support units primarily consist of water trucks, trucks/autos, trailers, screens, crushers, light plants, pumps, reel stand trailers, bucket/attachments, utility vehicles, vehicles, work trucks, 7 semi tractors and storage containers.

INDUSTRY TAILWINDS WITH DIVERSE AND GROWING END MARKETS

	Power	Transportation	Water, Sewage & Waste	Recreation	Construction Aggregate Mining	Pulp / Paper
2018E Construction Put-in-Place / Market Size	$99 Billion	$138 Billion	$32 Billion	$25 Billion	$1 Billion	400+ Pulp & Paper Mills
New / Existing Market to IEA	**Existing – Renewable** New – Thermal	**Existing – Highway** New – Rail, Specialty Paving, Bridge	New Market	New Market	New Market	New Market
IEA Focus Areas	▪ Market leader in Wind EPC with a growing solar business ▪ Full coal plant construction, decommissioning, maintenance and coal ash services	▪ Saiia's / ACC's / William Charles's transportation focus includes railroad, highway and bridge construction as well as specialty paving ▪ A small part of IEA's existing revenue is transport related	▪ Core competencies include drainage systems, pump stations and sewer construction projects	▪ ACC specializes in constructing professional golf courses, indoor and outdoor sport fields and parks	▪ Saiia is focused in high growth regions such as the Southeast	▪ Saiia's focus includes site work, process waste hauling, landfill construction and maintenance, ash and sludge pond cleanout, pond construction and closure
Growth Dynamics	⬆ Wind capacity to double by 2023 ⬆ Solar capacity to grow 400% over the next 15 years	⬆ Aging infrastructure ⬆ Increases in public spending initiatives ⬆ Population growth ⬆ FAST Act tailwinds	⬆ Increased environmental compliance requirements ⬆ Population growth ⬆ Pipes Act tailwinds	⬆ Increased municipal revenues	⬆ Correlated to residential and non-residential construction ⬆ FAST Act tailwinds ⬆ Southeast region is high growth	⬆ Plant conversions from graphic paper to specialty and packaging paper

Acquisitions will enable tremendous end market diversification for the IEA platform

(1) Source: FMI, BISI, MAKE Consulting.

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THIRD QUARTER 2018 RESULTS AND COMBINED FINANCIALS

THIRD QUARTER 2018 RESULTS Third Quarter Financials Principal IEA Balance Rate Debt Summary – as of September 30, 2018 • Revenue of $279.3 million, up 57.0% year over year (In millions) • Net income of $5.7 million, down 37.3% year over year Term Loan $ 200.0 7.7% • Adjusted EBITDA(1) of $21.2 million, up 6.4% year over Revolving Credit Facility 30.5 6.7% year Other Equipment Note Payables 5.1 5.0% • YTD cash flow from operations of $31.6 million, up Total Debt $ 235.6 $29.4 million year over year Weighted Average Interest Rate 7.5% • Backlog of $1.3 billion at September 30, 2018 ($1.8 billion including William Charles), as compared to Other Obligations (2) $1.0 billion at September 30, 2017 Capital Leases $ 29.6 Liquidity: Available Liquidity • $35.6 million of cash and cash equivalents Revolver and Term Loan $ 325.0 Less: Term Loan (200.0) • $94.5 million of availability on existing credit facility Less: Revolving Credit Facility (30.5) • As of the closing of William Charles, available Available Credit $94.5 liquidity was $86 million, including availability on the (3) revolving credit facility and cash on the balance Letters of credit under revolver $6.2 sheet (1) See slide 14 for a definition of Adj. EBITDA and a reconciliation to net income. (2) See slide 3 for a definition of backlog. 10 (3) As of the closing of William Charles, letters of credit outstanding was $1.5 million.

COMBINED FINANCIAL OVERVIEW Annually the Combined Company is expected to generate approximately: • $1,270M - $1,360M of revenue • $110M - $130M in Adjusted EBITDA (1) • 8.7% - 9.6% Adjusted EBITDA Margin (1) Acquisition related synergies and benefits: • $7.4M - $11.6M of synergy costs related to executive, finance, insurance, HR and T&E related costs • $7.0M - $10.0M of potential EBITDA benefits related to converting operating leases to capital leases • $2.9M - $3.3M of corporate overhead cost savings (2) (1) See slide 15 for definition of adjusted EBITDA and adjusted EBITDA margin. (2) Related to costs of acquired companies for components that IEA did not purchase or for costs for which IEA will not continue to pay (CEO expense, rent expense, etc). (3) IEA combined revenue and combined adjusted EBITDA include certain adjustments made to actual amounts under the assumption that the acquisitions had occurred prior to the earliest 11 period shown in the graphs above. See slide 15 for definition of adjusted EBITDA.

APPENDIX

MULTIPLE LEVERS TO DRIVE IEA GROWTH

Multiple Growth Opportunities For IEA Beyond Executing ~$1.8 Billion Current Backlog(3) Projects

Organic Growth

Opportunities to grow presence across attractive markets with long-term growth potential

Expand Self-Perform Capabilities

- Increase medium and high voltage electrical self-perform capabilities
- Potential for over 300 bps Adjusted EBITDA margin increase(2) over the medium-term
- Initial self-perform projects have commenced in 2018
  - $10 million incremental EBITDA projected for 2019(2)

Build Solar Presence

- Large addressable market with secular growth drivers through at least 2050 (1)
- Cross-selling opportunity with existing wind customer base
- Ability to capture incremental share of the expanding utility-scale solar construction market
- Solar PV installed capacity expected to grow at a ~10% CAGR from 2017 – 2020(1)

Grow Foothold in Civil, Industrial & Power

- Leverage 60+ years of experience across petrochemical, pharmaceutical and other heavy industrial facilities
- Positive tailwinds exist for traditional U.S. civil and industrial markets
  - The Fast Act and IDOT and INDOT budgets provide for billions of dollars of funding for civil/infrastructure projects
- IEA maintains a distinctive resume and excellent reputation across these diverse markets

External Growth

Robust platform for M&A growth

Mergers & Acquisitions

- Active pursuit list of highly strategic and actionable targets
- Potential to increase project diversification through work with conventional power, downstream oil and gas-related and other industrial customers
- Accelerate share of currently outsourced high voltage scope, including T-line interconnect

(1) Source: U.S. Energy Information Administration (January 2018).
(2) IEA management estimates, based upon industry and customer data available to IEA management. Adjusted EBITDA Margin is defined as Adjusted EBITDA divided by Revenue.
(3) Backlog data as of September 30, 2018 and includes an estimated $520M for William Charles as of May 31, 2018. See slide 3 for definition of backlog.

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EBITDA ADJUSTMENTS

SUMMARY OF EBITDA ADJUSTMENTS ($ in thousands)

1. **Diversification SG&A** – costs, including recruiting, compensation and benefits for additional personnel, associated with IEA beginning to expand into electrical transmission work and corresponding services, which were historically subcontracted to third parties, U.S. utility scale solar, and heavy civil infrastructure. These costs currently do not have corresponding revenue, but management anticipates revenue to fiscal 2018.
2. **Credit Support Fees** – reflect payments to Oaktree for its guarantee of certain borrowings, which guarantees did not continue post-combination.
3. **Consulting Fees & Expenses** – represents consulting and professional fees and expenses in connection with the merger between IEA and MIII Acquisition Corp.
4. **Non-cash Stock Compensation Expenses** – represents non-cash stock compensation expense.
5. **Full Year Impact of 2017 Capital Leasing Program** – Reflects the annualization of the impact on EBITDA of the capital leasing program for cranes and yellow iron, which was implemented in 2017, consisting of a (i) positive adjustment due to the elimination of cost of goods sold attributable to operating lease payments, (ii) reduction in cost of goods due to estimated and operational efficiencies resulting from the program, and (iii) representing a pro rata portion of the estimated gain due to estimated future residual value exceeding depreciated carrying value on the sale of the leased assets following the 48 month term of the lease.
6. **Transaction Costs** – include legal, consulting, filing and other costs associated with the acquisition of IEA Energy Services by MIII Acquisition Corp. and the subsequent public listing of IEA securities on the NASDAQ stock exchange.
7. **Merger and Acquisition costs** – include legal, consulting, travel and other costs associated with acquisition activity.
8. **Settlement of Customer Project Dispute** - related to a dispute regarding the costs to be incurred to complete a project and the loss of revenue related to unbilled change orders. The three and nine months ended September 30, 2018, regarding the costs to finish the project were $0 and $5.6 million respectively. The loss of revenue related to unbilled changed orders for the three and nine months ended September 30, 2018, was $0 and $2.9 million, respectively. The add back reflects the associated negative impact to gross margin. While IEA believed it had a strong legal position to support the charges, management determined that it was in the best interests of the Company to settle the dispute, retain the important customer relationship and secure the award of an additional Wind energy project with the customer, which will be built in 2018.
9. **Loss on extinguishment of debt** – write-off of previously deferred financings fees in connection with refinancing the Company's credit facility in September 2018.

	Three Months Ended September 30,		Nine Months Ended September 30,	
	2018	2017	2018	2017
Total Revenue	$279,279	$177,830	$503,487	$336,128
Net Income from Cont. Operations	$5,736	$9,155	($6,741)	$14,133
Interest Expense, net	1,579	690	3,960	1,404
Depreciation & amortization	2,614	1,385	6,591	3,534
Taxes	870	5,354	(1,467)	8,128
EBITDA from Continuing Operations	$10,799	$16,584	$2,343	$27,199
% Margin	3.9%	9.3%	0.5%	8.1%
Adjustments				
1. Diversification SG&A	911	1,599	2,896	2,682
2. Credit support fees	-	358	231	1,213
3. Consulting fees & expenses	72	(208)	433	219
4. Non-cash stock compensation expenses	500	13	500	40
5. Full year impact of 2017 capital leasing program	-	1,567	-	4,700
6. Transaction costs	149	-	8,521	-
7. Merger and acquisition costs	6,914	-	7,602	-
8. Settlement of customer project dispute	-	-	8,500	-
9. Loss on extinguishment of debt	1,835	-	1,835	-
Total Adjustments	$10,381	$3,329	$30,518	$8,854
Adjusted EBITDA	$21,180	$19,913	$32,861	$36,053
% Margin	7.6%	11.2%	6.5%	10.7%

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EBITDA ADJUSTMENTS

SUMMARY OF EBITDA ADJUSTMENTS ($ in thousands)

A. **Discontinued Operations** – in FY15, IEA began the process of winding down its Canadian operations. The operating results for Canadian operations were reclassified as discontinued operations.

1. **Diversification SG&A** – reflects the costs, including recruiting, compensation and benefits for additional personnel, associated with IEA beginning to expand into electrical transmission work and corresponding services, which were historically subcontracted to third parties, U.S. utility scale solar, and heavy civil infrastructure. These costs currently do not have a material amount of corresponding revenue, but management anticipates revenue beginning in FY18.
2. **Credit Support Fees** – reflect payments to Oaktree for its guarantee of certain borrowings, which guarantees that do not continue post-combination.
3. **Consulting Fees & Expenses** – represents consulting and professional fees and expenses in connection with the merger between IEA and MIII Acquisition Corp.
4. **Non-cash Stock Compensation Expenses** – represents non-cash stock compensation expense.
5. **Transaction costs** – include legal, consulting, filing and other costs associated with the acquisition of IEA Energy Services by MIII Acquisition Corp. and the subsequent public listing of IEA securities on the NASDAQ stock exchange.
6. **Merger and Acquisition costs** – include legal, consulting, travel and other costs associated with acquisition activity.
7. **Settlement of Customer Project Dispute** - related to a dispute regarding the $5.6 million in costs to be incurred to complete a project and the loss of revenue related to unbilled changed orders of $2.9 million for that specific project. The add back reflects the associated negative impact to gross margin. While IEA believed it had a strong legal position to support the charges, management determined that it was in the best interests of the Company to settle the dispute, retain the important customer relationship and secure the award of an additional Wind energy project with the customer, which will be built in 2018.
8. **Loss on extinguishment of debt** – write-off of previously deferred financings fees in connection with refinancing the Company's credit facility in September 2018.
9. **Operating lease conversion**– estimated pro forma EBITDA savings from the planned conversion of operating leases of CCS and William Charles to capital post-acquisition.
10. **Corporate overhead costs**– related to costs that are removed from acquired companies operations post-acquisition (CEO expense, rent expense, etc).
11. **Potential synergies** – related to potential executive, finance, insurance and HR.

	Combined 2018 Low Range(1)	Combined 2018 High Range(1)
Total Revenue	$1,270,000	$1,360,000
Net Income / (Loss)	$18,835	$26,465
A. Discontinued Operations	-	-
Net Income / (Loss) from Cont. Operations	$18,835	$26,465
Interest Expense, net	13,500	14,750
Depreciation & amortization	20,500	21,700
Taxes	8,000	9,400
EBITDA from Continuing Operations	$60,835	$72,315
% Margin	4.8%	5.3%
Adjustments		
1. Diversification SG&A	3,145	3,300
2. Credit support sees	231	231
3. Consulting sees & expenses	433	598
4. Non-cash stock compensation expenses	700	800
5. Transaction costs	8,521	8,521
6. Merger and acquisition costs	8,500	9,000
7. Settlement of customer project dispute	8,500	8,500
8. Loss on debt extinguishment	1,835	1,835
Total Adjustments	$31,865	$32,785
Adjusted Pro Forma EBITDA	$92,700	$105,100
9. Operating lease conversion	7,000	10,000
10. Corporate overhead costs	2,900	3,300
11. Potential synergies	7,400	11,600
Total Adjustments	$17,300	$24,900
Further Adjusted Pro Forma EBITDA	$110,000	$130,000
% Margin	8.7%	9.6%

(1) IEA management's 2018 low and high range for projected pro forma revenue, net income and adjusted EBITDA.

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THANK YOU Investor Relations Contact: Financial Profiles Kimberly Esterkin, Senior Vice President kesterkin@finprofiles.com 310.622.8235